Exhibit 1.1

Execution Version

General Motors Financial Company, Inc.

$1,250,000,000

2.750% Senior Notes due 2025

$750,000,000

3.600% Senior Notes due 2030

UNDERWRITING AGREEMENT

June 17, 2020

CITIGROUP GLOBAL MARKETS INC.

CREDIT AGRICOLE SECURITIES (USA) INC.

J.P. MORGAN SECURITIES LLC

LLOYDS SECURITIES INC.

SMBC NIKKO SECURITIES AMERICA, INC.

WELLS FARGO SECURITIES, LLC

as Representatives of the several Underwriters

listed in Schedule A hereto

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas, 17th Floor

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Lloyds Securities Inc.

1095 Avenue of the Americas, 34th Floor

New York, NY 10036

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, New York 10172

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Dear Ladies and Gentlemen:

1. Introductory. General Motors Financial Company, Inc., a Texas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) $1,250,000,000 aggregate principal amount of its 2.750% Senior Notes due 2025 (the “2025 Notes”) and $750,000,000 aggregate principal amount of its 3.600% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Offered Securities”) to be issued under an indenture, dated October 13, 2015 (the “Base Indenture”), as supplemented by a supplemental indenture relating to the Offered Securities, to be dated on or around the Closing Date (the “Supplemental Indenture,” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), each between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Lloyds Securities Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are sometimes referred to collectively herein as the “Representatives.”

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-235468), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act or the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Offered Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Offered Securities dated June 17, 2020 that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

(b) The Company and the offering of the Offered Securities each meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by, the Commission.

(c) The term “General Disclosure Package” shall mean (i) the Preliminary Prospectus dated June 17, 2020, as amended or supplemented as of the Applicable Time (as hereinafter defined), (ii) any Issuer Free Writing Communication (as hereinafter defined), (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package and (iv) the final term sheet, which also shall be identified in Schedule B hereto. “Applicable Time” means 4:00 p.m. (New York City time) on the date of this underwriting agreement (this “Agreement”). Each Preliminary Prospectus and the Prospectus when filed complied or will comply, as the case may be, in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the applicable time of effectiveness, complied and will comply in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the applicable time of effectiveness, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. Each of the Preliminary Prospectus, when filed, did not, and the Prospectus, on the date of this Agreement and on the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding three sentences do not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus, the Prospectus, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof. The Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act. Any further documents filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Prospectus or the Prospectus. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering. “Supplemental Marketing Material” means the electronic road show materials, if any, furnished to you before first use.

(d) (i) At the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (ii) at time of execution of this Agreement and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(e) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Base Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (the “Enforceability Exceptions”); the Supplemental Indenture has been duly and validly authorized by the Company and, upon execution and delivery of the Supplemental Indenture and assuming due authorization, execution and delivery by the Trustee, the Supplemental Indenture will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and upon effectiveness of the Registration Statement, the Base Indenture was qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and at the Applicable Time complied in all material respects with the 1939 Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(h) The Offered Securities have been duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Offered Securities by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(i) The authorized and outstanding capitalization of the Company conforms in all material respects to the description thereof set forth in each of the Registration Statement, the Disclosure Package and the Prospectus.

(j) All of the issued and outstanding equity interests in each subsidiary of the Company that constitutes a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the Securities Act (collectively, the “Subsidiaries”) have been duly authorized and validly issued, are fully paid and nonassessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are free and clear of any lien, adverse claim, security interest, equity or other encumbrance, in each case, except as set forth in the General Disclosure Package, except for Permitted Liens, as defined in the Company’s indentures, and except as would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Texas with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect.

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries is a party or to which any of their respective properties is subject, that are required by the Securities Act to be disclosed in the Disclosure Package that are not disclosed in the General Disclosure Package and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Offered Securities. The General Disclosure Package contains accurate summaries of all agreements, contracts, indentures, leases or other instruments that are material to the Company and the Subsidiaries, taken as a whole, and are required by the Securities Act to be disclosed in the General Disclosure Package. Except as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is involved in any strike, job action or labor dispute with any group of employees, and, to the Company’s knowledge, no such action or dispute is threatened, in each case, which is reasonably likely to cause a Material Adverse Effect.

(m) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or formation or by-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (iii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except in the case of clause (i) (with respect to the Subsidiaries), clause (ii) and clause (iii) for any violations or defaults which, singly or in the aggregate, would not have a Material Adverse Effect and except as disclosed in the General Disclosure Package and the Prospectus.

(n) None of the issuance, offer or sale of the Offered Securities, the execution, delivery or performance by the Company of this Agreement, the Supplemental Indenture or the Offered Securities nor compliance by the Company with the provisions hereof or thereof (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official in the United States (except such as may be required (w) in connection with the registration of the Offered Securities under the Securities Act, (x) in compliance with the securities or Blue Sky laws of various jurisdictions, including any Blue Sky survey, (y) by the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (z) those that have already been obtained) or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any agreement, indenture, lease or other instrument that is material to the Company and the Subsidiaries, taken as a whole, and to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), for any such conflict, breach, default, violation, lien, charge or encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect.

(o) Ernst & Young LLP, which has certified certain financial statements of the Company incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable published rules and regulations adopted thereunder and by the Public Company Accounting Oversight Board at all times such independence was required.

(p) The financial statements of the Company (together with the related notes), forming part of the General Disclosure Package, present fairly in all material respects the consolidated financial position, results of operations, shareholders’ equity and cash flows of the Company and the Subsidiaries on the basis stated in the General Disclosure Package at the respective dates or for the respective periods to which they apply; and such statements and related notes have been prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as applicable, and in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(r) Except as disclosed in the General Disclosure Package, subsequent to the date as of which such information is given in the General Disclosure Package, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case, not in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole, and there has not been any material change in the capital stock, or material increase in the long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which would reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

(s) Except as disclosed in the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t) The Company has not (i) used any free writing prospectus in connection with the offer or sale of the Offered Securities other than the Free Writing Communications included in Schedule B hereto and any electronic road show or (ii) used any such free writing prospectus except in compliance with Rule 433 under the Securities Act and otherwise in compliance with the Securities Act.

(u) Each of the Company and the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the General Disclosure Package and the Prospectus, except to the extent that the failure to have such Permits would not have a Material Adverse Effect; and the Company has not received notice of any revocation or termination of any Permit, subject in each case to such qualification as may be set forth in the General Disclosure Package and except to the extent that any such revocation or termination would not have a Material Adverse Effect.

(v) No holder of any security of the Company or any of the Subsidiaries has any right to request or demand registration of shares of common stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement. Except as described in or contemplated by the General Disclosure Package and the Prospectus and except for issuances to the Company’s parent, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of the Subsidiaries or any security convertible into or exchangeable or exercisable for capital stock of the Company or any of the Subsidiaries.

(w) The Company or General Motors Company (“GM”) and each of the Subsidiaries owns, licenses or possesses, or can acquire on reasonable terms, adequate rights to use all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets and patent rights described in the General Disclosure Package as being owned by any of them or necessary for the conduct of the respective businesses of the Company and the Subsidiaries, with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, if determined adversely to the Company, GM or any of the Subsidiaries, would have a Material Adverse Effect.

(x) The Company is not and, upon sale of the Offered Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the General Disclosure Package under the caption “Use of Proceeds,” will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) The Company and the Subsidiaries have regular and ongoing regulatory compliance programs and procedures that the Company believes are adequate to ensure that all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act and the Federal Trade Commission Act) with respect to receivables owned and/or serviced by the Company or its Subsidiaries have been complied with in all material respects; and, to the Company’s knowledge, all such receivables comply with all such applicable legal and regulatory requirements, other than any non-compliance that is not material to the Company and the Subsidiaries, taken as a whole.

(z) Except as set forth in the General Disclosure Package and the Prospectus, the Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act), in each case, in conformity with the requirements of the Exchange Act and is otherwise in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. Except as set forth in the General Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting.

(aa) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or the U.K. Bribery Act 2010 (“UK Bribery Act”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its controlled affiliates have conducted their businesses on behalf of the Company in compliance with the FCPA and the UK Bribery Act and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb) The operations of the Company and its Subsidiaries are and have been conducted in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc) None of the Company, any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority; and the Company (i) will not knowingly directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC, the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority and (ii) has instituted and maintains policies and procedures that the Company believes are reasonably designed to detect any such use set forth in the immediately preceding clause (i).

(dd) The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 5 hereof, counsel for the Company and counsel for the Underwriters will rely upon the accuracy and truth of the foregoing representations as to matters of fact, and the Company hereby consents to such reliance.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, (i) with respect to the 2025 Notes, at a purchase price of 99.493% of the principal amount thereof plus accrued interest, if any, from June 17, 2020 to the Closing Date (the “2025 Notes Purchase Price”) and (ii) with respect to the 2030 Notes, at a purchase price of 99.259% of the principal amount thereof plus accrued interest, if any, from June 17, 2020 to the Closing Date (the “2030 Notes Purchase Price” and, together with the 2025 Notes Purchase Price, the “Purchase Price”), the respective principal amounts of the Offered Securities set forth opposite the names of the several Underwriters on Schedule A hereto.

The Company will deliver the Offered Securities to the Representatives for the accounts of the Underwriters in the form of one or more permanent global securities in definitive form (the “Offered Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC, against payment of the applicable Purchase Price. Payment for the Offered Securities shall be made by the Underwriters through the Representatives in Federal (same day) funds by wire transfer to an account specified by the Company at 9:00 a.m. (New York time), on June 22, 2020 at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Offered Global Securities representing all of the Offered Securities.

4. Certain Agreements. The Company agrees with the several Underwriters, and each of the Underwriters, severally and not jointly, agrees with the Company, that:

(a) During the period beginning with the Applicable Time and ending on the later of the Closing Date and such date when a prospectus relating to the Offered Securities is no longer required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), the Company will advise the Representatives promptly before any amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus is filed.

(b) Prior to the termination of the offering of the Offered Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you with a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to use its reasonable best efforts as soon as practicable to obtain the withdrawal thereof.

(c) If, at any time during the Prospectus Delivery Period, any event occurs as a result of which the Registration Statement, the General Disclosure Package or the Prospectus, in each case as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) The Company will furnish to the Representatives, without charge, upon written request, a copy of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Communication and any supplement thereto as the Representatives may reasonably request.

(e) Before preparing, using or referring to any Issuer Free Writing Communication, the Company will furnish to the Representatives a copy of such Issuer Free Writing Communication and will not prepare, use or refer to any such Issuer Free Writing Communication to which the Representatives reasonably object.

(f) The Company will use its reasonable best efforts to cooperate with the Underwriters in connection with the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Representatives may reasonably request and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state, or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any state in which it is not otherwise so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute a Free Writing Communication or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Communications included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Communication and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) Except as provided in Section 9, the Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Statement, the Offered Securities, the Indenture, the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, the Prospectus, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any fees charged by investment rating agencies for the rating of the Offered Securities; (v) expenses incurred in the distribution and filing with the Commission of the Registration Statement, the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, the Prospectus (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Underwriters; and (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings). The Company will reimburse the Underwriters for all travel expenses of the Underwriters and the Company’s officers and employees and any other expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(i) The Company will pay any registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(j) During the period beginning on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (other than the offer and sale of the Offered Securities under this Agreement and other than the offer and sale of any “term” or “demand” notes), or publicly disclose in the United States the intention to make any such offer, sale or disposition. For the avoidance of doubt, nothing in this Section 4(j) shall prohibit the Company from entering into or consummating any securitization transactions or from incurring indebtedness.

(k) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities; provided, however, that nothing herein shall prevent or prohibit the Company’s election to redeem notes pursuant to the optional redemption provisions set forth in the applicable indenture.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein (including any statements of officers included in officers’ certificates delivered in connection with this Agreement) and to the following additional conditions precedent:

(a) The Underwriters shall have received, on the date hereof and on the Closing Date, letters dated the respective dates of delivery thereof and addressed to the Underwriters in form and substance satisfactory to the Underwriters from Ernst & Young LLP, independent public accountant to the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change, or any development involving or which would reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, which in the judgment of the Representatives is material and adverse to the Company and its Subsidiaries, taken as a whole, and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any material and adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to have a material adverse effect on the success of the proposed issue, sale or distribution of the Offered Securities; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c) The Underwriters shall have received on the Closing Date an opinion and a 10b-5 statement of Latham & Watkins LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, with respect to such matters as the Representatives may reasonably request.

(d) The Underwriters shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request.

(e) The Underwriters shall have received a certificate, dated the Closing Date, of the President, Chief Executive Officer or any Vice President of the Company in which such officer, to the best of his or her knowledge after reasonable investigation (acting on behalf of the Company and without personal liability), shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (ii) no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by, the Commission; and (iii) subsequent to the execution and delivery of this Agreement, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries, taken as a whole, which is material and adverse to the Company and its Subsidiaries, taken as a whole, except as set forth in the General Disclosure Package or as described in such certificate.

(f) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by, the Commission.

(g) The Company shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters or their counsel shall have reasonably requested.

(h) The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

(i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal or state governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities by the Company in the United States; and no injunction or order of any federal or state court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities by the Company in the United States.

6. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement for the registration of the Offered Securities as originally filed or in any amendment thereof, including information deemed to be a part thereof pursuant to Rule 430A or 430B under the Securities Act, or the omission or alleged omission to state therein a material fact necessary in order to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of material fact contained in the General Disclosure Package or the Prospectus and any amendment or supplement thereto, and in each case including the Exchange Act Reports incorporated by reference therein, any Issuer Free Writing Communication or any Supplemental Marketing Material, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any of them may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the General Disclosure Package or the Prospectus, in each case as amended or supplemented, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the General Disclosure Package and the Prospectus furnished on behalf of each Underwriter: the first paragraph under the caption “Underwriting—Discounts and Commissions,” the fourth sentence of the first paragraph under the caption “Underwriting—New Issue of Notes” and the first and second paragraphs under the caption “Underwriting—Short Positions and Stabilizing Transactions”.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof; provided, however, that if (i) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party having been advised by counsel reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party in connection with the defense of such action within a reasonable time after receipt by the indemnifying party of notice of the institution of such action; or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel, where necessary) to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel, where necessary) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of subsection (a) of this Section 6 or the Company in the case of subsection (b) of this Section 6, representing the indemnified parties under such subsection (a) or (b) of this Section 6, as the case may be, who are parties to such action or actions). The indemnifying party shall not be liable for any settlement of any pending or threatened action effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 6 is unavailable as a matter of law to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying, in lieu of indemnifying such indemnified party in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity, to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (d), no indemnifying party shall be required to make contribution in respect of such losses, claims, damages or liabilities in any circumstances in which such party would not have been required to provide indemnification. Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the Securities Act or other applicable law. No person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7. Nothing herein will relieve a defaulting Underwriter from liability for its default. In the event of a default by any Underwriter as set forth in this Section 7, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives and the Company shall determine in order that the required changes in the Registration Statement, the General Disclosure Package, the Prospectus or in any other documents or arrangements may be effected.

8. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 8:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other written statements of the Company and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated or this Agreement is otherwise terminated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than by reason of a default by any of the Underwriters, including pursuant to Section 7), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed or delivered and confirmed to the Representatives, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Facsimile (646) 291-1469, Attention: General Counsel; Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (212) 834-6081, Attention: Investment Grade Syndicate; Lloyds Securities Inc., 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, Attention: US Bond Syndicate, Facsimile: (212) 472-2882; SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attention: Debt Capital Markets—Transaction Management; Wells Fargo Securities, LLC, 550 South Tryon Street – 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Telephone: (704) 410-4792, Facsimile: (704) 410-0326 with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017, Attention: John G. Crowley, Esq. (Facsimile: (212) 450-6131); or, if sent to the Company, will be mailed or delivered and confirmed to it at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Secretary, with a copy (which shall not constitute notice) to Latham & Watkins LLP, 555 Eleventh St., NW, Washington, District of Columbia 20004, Attention: Patrick Shannon, Esq. and Brandon J. Bortner, Esq. (Facsimile: (202) 637-2201); provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and any other person expressly entitled to indemnification hereunder and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

12. Representation of Underwriters. You will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by you jointly or by the Representatives will be binding upon all the Underwriters.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Underwriters have been retained solely to act as underwriters in connection with the underwriting, offering and resale of the Offered Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Prospectus or the Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) the Purchase Price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

16. Waiver of Jury Trial; Submission to Jurisdiction. Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Underwriters hereby submits to the exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any

suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

[Signature Pages Follow]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GENERAL MOTORS FINANCIAL COMPANY, INC.

By:	/s/ Richard A. Gokenbach, Jr.
Name:	Richard A. Gokenbach, Jr.
Title:	Executive Vice President and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
CITIGROUP GLOBAL MARKETS INC.
CREDIT AGRICOLE SECURITIES (USA) INC.
J.P. MORGAN SECURITIES LLC
LLOYDS SECURITIES INC.
SMBC NIKKO SECURITIES AMERICA, INC.
WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and as

the Representatives of the several Underwriters.

CITIGROUP GLOBAL MARKETS INC.		CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Brian D. Bednarski	By:	/s/ Ivan Hrazdira
	Name: Brian D. Bednarski		Name: Ivan Hrazdira
	Title: Managing Director		Title: Managing Director

J.P. MORGAN SECURITIES LLC		LLOYDS SECURITIES INC.

By:	/s/ Stephen L. Sheiner	By:	/s/ David Keller
	Name: Stephen L. Sheiner		Name: David Keller
	Title: Executive Director		Title: Head of US DCM Origination

SMBC NIKKO SECURITIES AMERICA, INC.		WELLS FARGO SECURITIES, LLC

By:	/s/ Omar F Zaman	By:	/s/ Carolyn Hurley
	Name: Omar F. Zaman		Name: Carolyn Hurley
	Title: Managing Director		Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of 2025 Notes	Principal Amount of 2030 Notes
CITIGROUP GLOBAL MARKETS INC.	$177,084,000	$106,250,000
CREDIT AGRICOLE SECURITIES (USA) INC.	$177,084,000	$106,250,000
J.P. MORGAN SECURITIES LLC	$177,083,000	$106,250,000
LLOYDS SECURITIES INC.	$177,083,000	$106,250,000
SMBC NIKKO SECURITIES AMERICA, INC.	$177,083,000	$106,250,000
WELLS FARGO SECURITIES, LLC	$177,083,000	$106,250,000
ING FINANCIAL MARKETS LLC	$58,334,000	$35,000,000
LOOP CAPITAL MARKETS LLC	$58,333,000	$35,000,000
SIEBERT WILLIAMS SHANK & CO., LLC	$58,333,000	$35,000,000
GREAT PACIFIC SECURITIES	$6,250,000	$3,750,000
MISCHLER FINANCIAL GROUP, INC.	$6,250,000	$3,750,000

Total	$1,250,000,000	$750,000,000

Schedule A-1

SCHEDULE B

GENERAL DISTRIBUTION ISSUER FREE WRITING COMMUNICATION

1.	Term sheet containing terms of securities, substantially in the form attached hereto.

Schedule B-1

Issuer Free Writing Prospectus

filed pursuant to Rule 433

supplementing the Preliminary

Prospectus Supplement dated June

17, 2020 and the Prospectus dated

December 12, 2019

Registration No. 333-235468

Pricing Term Sheet

Terms Applicable to the Notes

Issuer:	General Motors Financial Company, Inc. (the “Issuer”)

Securities:	2.750% Senior Notes due 2025 (the “2025 Notes”);
3.600% Senior Notes due 2030 (the “2030 Notes”)

Ranking of the Notes:	Senior unsecured

Trade Date:	June 17, 2020

Settlement Date:	June 22, 2020 (T+3)*

Form of Offering:	SEC-Registered (Registration No. 333-235468)

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.
J.P. Morgan Securities LLC
Lloyds Securities Inc.
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC

Co-Managers:	ING Financial Markets LLC
Loop Capital Markets LLC
Siebert Williams Shank & Co., LLC
Great Pacific Securities
Mischler Financial Group, Inc.

Terms Applicable to 2.750% Senior Notes due 2025

Aggregate Principal Amount:	$1,250,000,000

Final Maturity Date:	June 20, 2025

Public Offering Price:	99.843%, plus accrued and unpaid interest, if any, from June 22, 2020

Benchmark Treasury:	0.250% due May 31, 2025

Benchmark Treasury Price and Yield:	99-18 3⁄4, 0.334%

Spread to Benchmark Treasury:	+245 bps

Yield to Maturity:	2.784%

Coupon:	2.750%

Interest Payment Dates:	June 20 and December 20 of each year, commencing on December 20, 2020

Day Count Convention:	30 / 360

Optional Redemption:	Par call on or after May 20, 2025 (the date that is one month prior to the final maturity date). Prior to the par call date, make-whole call at T+40 bps.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	37045X CX2 / US37045XCX21

Terms Applicable to

3.600% Senior Notes due 2030

Aggregate Principal Amount:	$750,000,000

Final Maturity Date:	June 21, 2030

Public Offering Price:	99.709%, plus accrued and unpaid interest, if any, from June 22, 2020

Benchmark Treasury:	0.625% due May 15, 2030

Benchmark Treasury Price and Yield:	98-30+, 0.735%

Spread to Benchmark Treasury:	+290 bps

Yield to Maturity:	3.635%

Coupon:	3.600%

Interest Payment Dates:	June 21 and December 21 of each year, commencing on December 21, 2020

Day Count Convention:	30 / 360

Optional Redemption:	Par call on or after March 21, 2030 (the date that is three
months prior to the final maturity date). Prior to the par call date, make-whole call at T+45 bps.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	37045X CY0 / US37045XCY04

*

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade the Notes on the date of pricing should consult their own advisors.

The Issuer has filed a registration statement (including a preliminary prospectus supplement and an accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Issuer has filed with the SEC, including the preliminary prospectus supplement, for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by contacting: Citigroup Global Markets Inc. by calling 1-800-831-9146, Credit Agricole Securities (USA) Inc. toll-free at 1-866-807-6030, J.P. Morgan Securities LLC collect at 212-834-4533, Lloyds Securities Inc. collect at 1-212-930-5000, SMBC Nikko Securities America, Inc. by calling 888-868-6856 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.